UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 31, 2006


                                 SIRICOMM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


         Delaware                      0-18399                    62-1386759
----------------------------         -----------             -------------------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)                 File No.)             Identification No.)


    2900 Davis Boulevard, Suite 130, Joplin, Missouri            64804
    -------------------------------------------------          ----------
        (Address of principal executive offices)               (Zip Code)


                                 (417) 626-9961
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
         --------------------------------------------------------------
         (Former Name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

         On January 31, 2006, SiriCOMM, Inc. (the "Registrant") consummated the private placement of its securities (the "Private Placement") pursuant to a Placement Agent Agreement entered into between it and Sanders Morris Harris, Inc. as Placement Agent (the "Placement Agent") dated December 12, 2005 (the "Agency Agreement"). The securities sold were units (the "Units") consisting of one share (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock") and one redeemable Common Stock purchase warrant (the "Warrants"). At the closing, the Registrant sold an aggregate of 4,692,263 Units at an aggregate purchase price of $5,396,103 or $1.15 per unit. At the closing the Registrant delivered an aggregate of 4,692,263 Shares and 4,692,263 Warrants to the purchasers.

         Each Warrant entitles the holder to purchase one Share of Common Stock at an exercise price of $1.50 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. The Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. The Company may redeem the Warrants, at a price of $.10 per Warrant, at any time following the issuance date upon not less than 30 days nor more than 60 days prior written notice if (a) the Common Stock underlying the Warrants has been registered with the SEC, and (b) the closing price of the Common Stock exceeds a 200% premium of the exercise price of the Warrants for 20 out of 30 consecutive trading days.

         Under the terms of the Agency Agreement, the Placement Agent received a commission equal to 5% of the offering price of the Units sold in the Private Placement, a financial advisory fee equal to 2% of the offering price of the Units sold in the Private Placement and a Warrant to purchase Common Stock equal to 5% of the Shares of Common Stock underlying the Units sold in the Private Placement at an exercise price of $1.15 per share.

         As part of the Private Placement, the Registrant entered into a registration rights agreement (the "Registration Rights Agreement") with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Registrant, as promptly as reasonably practicable after closing of the Private Placement but in no event later than 30 days following the closing, the Registrant is obligated to file a registration statement (the "Registration Statement") on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Units, Warrants and Placement Agent Warrant. If such Registration Statement is not filed within the required time frame, or does not become effective within 90 days after closing (or 120 days after closing, if the Registration Statement is subject to review by the SEC), the Registrant has agreed to pay to the investors 1% of the gross proceeds of the offering for each month in which the Registrant fails to comply with such requirements.

         Sunflower Capital, LLC, a limited liability company managed by William
P. Moore, a director of the Registrant, purchased an aggregate of 1,764,872 Units in the offering, which consisted of a new investment of $1,525,000.05 to purchase 1,326,087 Units and the conversion of a $500,000 Convertible Promissory Note plus accrued interest in the amount of $4,602 to purchase 438,785 Units.

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

         The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1922, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

Item 9.01 Financial Statements and Exhibits

         c) Exhibits

                  10.1     Form of Subscription Agreement
                  10.2     Form of Common Stock Purchase Warrant
                  10.3     Form of Registration Rights Agreement
                  10.4     Form of Placement Agent Warrant
                  10.5     Placement Agent Agreement

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     SIRICOMM,  INC.
                                                     (Registrant)


Date: February 6, 2006                               By:  /s/ J. Richard Iler
                                                        -----------------------
                                                        J. Richard Iler,
                                                        Chief Financial Officer

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